Exhibit 99.1

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

COMSTOCK RESOURCES, INC.
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Introduction

On August 28, 2008, Comstock Resources, Inc.'s ("Comstock" or the "Company") 49% owned subsidiary, Bois d'Arc Energy, Inc. ("Bois d'Arc Energy") merged with a wholly-owned subsidiary of Stone Energy Corporation ("Stone") pursuant to which each outstanding share of Bois d'Arc Energy was exchanged for cash in the amount of $13.65 per share and 0.165 shares of Stone common stock.  Following are the unaudited pro forma financial statements of Comstock for the year ended December 31, 2007 and the six months ended June 30, 2008 which give effect to this merger transaction.  The unaudited pro forma balance sheet as of June 30, 2008 assumes the merger transaction occurred as of that date.  The unaudited pro forma statements of operations assume that this merger transaction occurred on January 1, 2007.  Pro forma adjustments are presented in the notes to the unaudited pro forma financial statements.  The unaudited pro forma financial statements and accompanying notes should be read together with the historical consolidated financial statements of Comstock filed with its Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the six months ended June 30, 2008.

The pro forma adjustments are based upon available information and assumptions that the management of Comstock believes are reasonable.  The pro forma financial statements do not purport to represent the financial position or results of operations of Comstock which would have occurred had the merger transaction been consummated on the dates indicated or Comstock's financial position or results of operations for any future date or period.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)

AS OF JUNE 30, 2008
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma

ASSETS

Cash and Cash Equivalents	$8,709	$439,867	(a)	$8,709
		(148,383)	(c)
		(291,484)	(c)
Other Current Assets	89,266	—		89,266
Total Current Assets	97,975	—		97,975
Marketable Securities	—	264,950	(a)	264,950
Property and Equipment	1,276,184	—		1,276,184
Net Assets of Discontinued Operations	1,031,982	(1,031,982)	(a)	—
Other Assets	3,554	—		3,554
Total Assets	$2,409,695	$(767,032)		$1,642,663

LIABILITIES AND STOCKHOLDERS' EQUITY

Other Current Liabilities	$124,446	$—		$124,446
Current Taxes Payable	1,493	148,383	(b)	1,493
		(148,383)	(c)
Total Current Liabilities	125,939	—		125,939
Long-term Debt, Less Current Portion	495,000	(291,484)	(c)	203,516
Deferred Taxes Payable	132,198	65,589	(b)	197,787
Other Liabilities	18,304	—		18,304
Net Liabilities of Discontinued Operations	434,775	(434,775)	(a)	—
Minority Interest in Discontinued Operations	311,306	(311,306)	(a)	—
Stockholders' Equity	892,173	204,944	(a)	1,097,117
Total Liabilities and Stockholders' Equity	$2,409,695	$(767,032)		$1,642,663

See accompanying notes to unaudited pro forma
consolidated financial statements

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2007
(in thousands except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Oil and gas sales	$687,073	$(355,460)	(d)	$331,613

Operating expenses:
Production taxes	16,325	(2,495)	(d)	13,830
Lifting costs	107,307	(56,346)	(d)	50,961
Exploration	43,079	(36,040)	(d)	7,039
Depreciation, depletion and amortization	243,619	(118,270)	(d)	125,349
Impairment	826	(344)	(d)	482
General and administrative, net	42,682	(14,869)	(d)	27,813
Total operating expenses	453,838	(228,364)		225,474

Income from operations	233,235	(127,096)		106,139

Other income (expenses):
Interest income	1,389	(512)	(d)	877
Other income	685	(541)	(d)	144
Interest expense	(41,326)	9,033	(d)	(14,211)
		18,082	(e)
Total other income (expense)	(39,252)	26,062		(13,190)
Income from continuing operations before income taxes and minority interest	193,983	(101,034)	(d)	92,949
Provision for income taxes	(85,177)	55,954	(d)	(35,693)
		(6,470)	(e)
Minority interest in earnings	(39,905)	39,905	(d)	—
Income from continuing operations	$68,901	$(11,645)		$57,256

Net income per share from continuing operations:
Basic	$1.59			$1.32
Fully diluted	$1.54			$1.29

Weighted average common and common stock equivalent shares outstanding:
Basic	43,415			43,415
Fully diluted	44,405			44,405

See accompanying notes to unaudited pro forma
consolidated financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2008
(in thousands except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Oil and gas sales	$299,743	$—		$299,743
Gain on disposal of assets	21,204	—		21,204

Operating expenses:
Production taxes	12,779	—		12,779
Lifting costs	31,785	—		31,785
Exploration	2,238	—		2,238
Depreciation, depletion and amortization	85,927	—		85,927
General and administrative, net	13,086	—		13,086
Total operating expenses	145,815	—		145,815

Income from operations	175,132	—		175,132

Other income (expenses):
Interest income	366	—		366
Other income	58	—		58
Interest expense	(18,497)	6,812	(e)	(11,685)
Total other income (expense)	(18,073)	6,812		(11,261)

Income from continuing operations before income taxes	157,059	6,812		163,871
Provision for income taxes	(57,229)	(2,436)	(e)	(59,665)
Net income from continuing operations	$99,830	$4,376		$104,206

Net income per share from continuing operations:
Basic	$2.25			$2.35
Fully diluted	$2.21			$2.30

Weighted average common and common stock equivalent shares outstanding:
Basic	44,296			44,296
Fully diluted	45,246			45,246

See accompanying notes to unaudited pro forma
consolidated financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)  Pro Forma Adjustments

On August 28, 2008 Comstock's 49% owned subsidiary, Bois d'Arc Energy, merged with a wholly-owned subsidiary of Stone pursuant to which all shares of Bois d'Arc Energy common stock, including the shares owned by Comstock, were converted into the right to receive the per share amount of $13.65 in cash and 0.165 of shares Stone common stock.

The accompanying unaudited pro forma balance sheet as of June 30, 2008 reflects the following adjustments:

(a)
To recognize the effect of the merger between Bois d'Arc Energy and Stone effective August 28, 2008.  As a result of the merger, the Company received $440 million in cash and 5,317,069 shares of Stone common stock.  The pro forma fair value attributed to the Stone shares acquired by Comstock is based on the closing market value of Stone's common stock on August 28, 2008.  The actual fair value of the Stone shares recorded may be adjusted to reflect the impact of the restrictions on the sale of the shares contained in the Company's shareholder agreement with Stone.  Such adjustment is not expected to be material to the pro forma balance sheet. The pro forma gain from the merger transaction of $204.9 million after income taxes of $111.3 million is included as an adjustment to stockholders' equity.

The adjustment also includes elimination of the historical accounts of Bois d'Arc Energy, which were presented as discontinued operations in the Company's June 30, 2008 consolidated financial statements.

(b)	To record income taxes payable as a result of the merger, including a provision for the taxes due on the portion of the merger consideration received which is currently taxable.

(c)
To recognize use of the cash proceeds received by Comstock from the merger to pay the estimated current income tax liability resulting from the transaction, and to repay borrowings under the Company's revolving credit facility.  The Company repaid this debt following closing.

The accompanying unaudited pro forma statements of operations for the year ended December 31, 2007 and the six months ended June 30, 2008 reflect the following adjustments:

(d)
To reflect the 2007 results of the Company's offshore operations as discontinued operations; as a result of the merger, Comstock began presenting the offshore operations of Bois d'Arc Energy as discontinued operations in its financial statements for the six months ended June 30, 2008.

(e)	To adjust interest expense, and related income taxes, reflecting the use of the cash proceeds to reduce borrowings under the Company's bank credit facility.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(continued)

(2)  Oil and Gas Reserves Information (Unaudited)

Set forth below is a summary of the changes to Comstock's net quantities of proved oil and gas reserves for the year ended December 31, 2007 pro forma for the merger and accordingly do not include the proved reserves of Bois d'Arc Energy.

	Oil (MBbls)	Gas (MMcf)
Proved Reserves:
Beginning of year	11,984	435,508
Revisions of previous estimates	(1,449)	14,145
Extensions and discoveries	891	98,665
Purchases of minerals in place	92	78,631
Production	(1,008)	(39,231)
End of year	10,510	587,718

Proved Developed Reserves:
Beginning of year	7,912	241,243
End of year	7,449	370,339

The pro forma standardized measure of discounted future net cash flows of Comstock Resources, Inc. as of December 31, 2007 excluding the standardized measure of discounted future net cash flow of Bois d'Arc Energy is as follows:

(In thousands)
Cash Flows Relating to Proved Reserves:
Future Cash Flows	$4,792,226
Future Costs:
Production	(1,351,642)
Development and Abandonment	(517,290)
Future Income Taxes	(802,637)
Future Net Cash Flows	2,120,657
10% Discount Factor	(958,109)
Standardized Measure of Discounted Future Net Cash Flows	1,162,548

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(continued)

The following table sets forth the pro forma changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2007 excluding Bois d'Arc Energy:

(In thousands)

Standardized Measure, Beginning of Year	$747,494
Net Change in Sales Price, Net of Production Costs	256,216
Development Costs Incurred During the Year Which Were Previously Estimated	160,294
Revision of Quantity Estimates	15,550
Accretion of Discount	98,128
Changes in Future Development and Abandonment Costs	(160,541)
Changes in Timing	(23,205)
Extensions and Discoveries	296,534
Purchases of Reserves in Place	220,372
Sales, Net of Production Costs	(266,822)
Net Changes in Income Taxes	(181,472)
Standardized Measure, End of Year	$1,162,548

The pro forma estimates of proved oil and gas reserves utilized in the preparation of the financial statements were estimated by independent petroleum consultants of Lee Keeling and Associates, Inc. in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement.  All of Comstock's pro forma reserves are located onshore in the continental United States of America.

Future cash inflows are calculated by applying year-end prices adjusted for transportation and other charges to the year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements in existence at year-end.  The prices used for the December 31, 2007 calculations were $81.36 per barrel of oil and $6.70 per Mcf of gas, respectively.

Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.  Future income tax expenses are computed by applying the appropriate statutory tax rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved.  The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.